FORM OF BRIDGE DEBENTURE AGREEMENT

This Bridge Debenture Agreement (this “Agreement”), dated as of June 24, 2019, is made by and among Rennova Health, Inc. (the “Company”) and each of the purchasers signatory hereto (the “Purchasers”). Reference is made to that certain Securities Purchase Agreement, dated as of August 31, 2017 (the “Purchase Agreement”), as amended, by and among the Company and each purchaser identified on the signature pages thereto. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Issuance of Bridge Debenture. The Company hereby agrees to issue, jointly and severally with Christopher Diamantis, to the Purchasers, and the Purchasers hereby agree to purchase debentures of the Company, the aggregate principal amount of $1,020,000 of debentures, which debenture shall be in the form of the debenture attached hereto as Exhibit A (the “Bridge Debentures”). The total aggregate purchase price to the Purchasers for the purchase of the Bridge Debentures is $1,020,000. The Company shall promptly deliver to each Purchaser the applicable Bridge Debentures.

2. Security Interest and Mortgage. Company hereby acknowledges and agrees that (a) the security interests granted to the holders of the outstanding convertible debentures (“Existing Debentures”) pursuant to the Security Agreement, dated May 20, 2017 applies to and covers the obligations of the Company to the Purchasers evidenced by the Bridge Debentures, (b) upon the filing of an amendment to the Existing Mortgage (as defined in the Purchase Agreement), the liens granted to the Purchasers pursuant to the Existing Mortgage applies to and covers the obligations of the Company to the Purchasers evidenced by the Bridge Debentures and (c) the Bridge Debentures rank pari passu to the Existing Debentures.

3. Subsidiary Guarantee. The Bridge Debenture constitutes an “Obligation” under the Subsidiary Guarantee (as defined in the Purchase Agreement) as if the Bridge Debentures were Existing Debentures issued pursuant to the Purchase Agreement.

4. Subordination Agreement. The Company shall have received confirmations and acknowledgments from the signatories thereto that the Bridge Debentures are subject to the subordination agreements required pursuant to the Purchase Agreement.

5. Exchange Right. Reference is made to that certain Exchange Agreement, dated October 30, 2017, by and between the Company and the Purchaser (“Exchange Agreement”) and the Series I-2 Convertible Preferred Stock (“Preferred Stock”) issuable upon exchange of the Existing Securities (as defined thereunder). Each Purchaser shall have the right, in its sole discretion, to exchange, from time to time and all or in part, any principal amount of the Bridge Debentures pursuant to the Exchange Agreement as if such Bridge Debentures were Existing Debentures. The issuance of Exchange Securities in exchange for Bridge Debentures shall be on the same terms and conditions as the exchange for Existing Securities. The Exchange Agreement is hereby amended to include in the definition of Existing Securities the Bridge Debentures in all respects.

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7. Representations and Warranties of the Company. The Company hereby makes to the Purchasers the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Issuance of the Bridge Debenture. The Bridge Debentures are duly authorized and, upon the execution and delivery by the Company and the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

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(d) Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 3(e) hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

8. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act.

(c) General Solicitation. Such Purchaser is not purchasing the Bridge Debenture as a result of any advertisement, article, notice or other communication regarding the Bridge Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

9. Form 8-K. The Company shall by 9:00 a.m. ET on June 25, 2019 file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the filing of such Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate.

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10. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

14. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

17. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18. Personal Guarantee. Christopher Diamantis hereby, jointly and severally, unconditionally and irrevocably, guarantees to each Purchaser the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) in indefeasible payment in full of the March Debentures and the June Debentures.

19. Fees and Expenses. At the closing, the Company has agreed to reimburse the Purchasers $20,000 for their fees and expenses.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

RENNOVA HEALTH, INC.

By:
Name:
Title:

Name of Purchaser:

Signature of Authorized Signatory: Sabby Healthcare Master Fund, Ltd.

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Purchase Price: $510,000.00

Name of Purchaser:

Signature of Authorized Signatory: Sabby Volatility Warrant Master Fund, Ltd.

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Purchase Price: $510,000.00

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[RNVA BRIDGE DEBENTURE AGREEMENT – SECTION 18]

Solely with respect to the personal guarantee obligations under Section 18:

Christopher Diamantis

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